UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ARVINAS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARVINAS, INC.

5 Science Park

395 Winchester Ave.

New Haven, CT 06511

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

To be held June 3, 2020

You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Arvinas, Inc., which is scheduled to be held on Wednesday, June 3, 2020 at 8:30 a.m. Eastern time, at The Blake Hotel, 9 High St., New Haven, CT 06510*.

Only stockholders who owned common stock at the close of business on April 6, 2020 can vote at the Annual Meeting or any adjournment that may take place. At the Annual Meeting, the stockholders will consider and vote on the following matters:

1.	Election of three Class II directors to our board of directors, each to serve until the 2023 annual meeting of stockholders;
2.	Ratification of the appointment of Deloitte and Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
3.	Transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You can find more information, including the nominees for directors, in the attached Proxy Statement. The board of directors recommends that you vote in favor of each of proposals one and two as outlined in the attached Proxy Statement.

Instead of mailing a printed copy of our proxy materials to all of our stockholders, we provide access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about April 21, 2020, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice, to all stockholders of record on our books at the close of business on April 6, 2020, the record date for the Annual Meeting, and we will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.

If you are a stockholder of record, you may vote in one of the following ways:

•	Vote over the Internet, by going to www.proxyvote.com (have your Notice or proxy card in hand when you access the website);
•	Vote by Telephone, by calling the toll-free number 1-800-690-6903 (have your Notice or proxy card in hand when you call);
•

Vote by Mail, if you received (or requested and received) a printed copy of the proxy materials, by completing, signing and dating the proxy card provided to you and returning it in the prepaid envelope provided to you; or

•	Vote in person at the Annual Meeting.

If your shares are held in “street name,” that is, held for your account by a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

Whether or not you plan to attend the Annual Meeting in person, we urge you to take the time to vote your shares.

By order of the Board of Directors,

/s/ John G. Houston, Ph.D.
John G. Houston, Ph.D.
President and Chief Executive Officer

New Haven, Connecticut

April 21, 2020

*We are monitoring the emerging public health impact of the coronavirus outbreak (COVID-19). The health and well-being of our employees and shareholders are paramount. If public health developments warrant, we may need to change the location of the Annual Meeting or switch to a virtual meeting format. Any such change will be announced via press release and the filing of additional soliciting materials with the SEC. Please also monitor our Annual Meeting website at ir.arvinas.com/annual-meeting for updated information. If you are planning to attend the Annual Meeting, please check the website in the days leading up to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting regardless of whether you intend to attend in person.

Arvinas, Inc.

Proxy Statement

Page

PROXY STATEMENT	1

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	2

PROPOSAL NO. 1—ELECTION OF THREE CLASS II DIRECTORS	5

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF DELOITTE AND TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020	10

CORPORATE GOVERNANCE	11

EXECUTIVE AND DIRECTOR COMPENSATION	16

TRANSACTIONS WITH RELATED PERSONS	29

PRINCIPAL STOCKHOLDERS	33

REPORT OF THE AUDIT COMMITTEE	35

HOUSEHOLDING	36

STOCKHOLDER PROPOSALS	36

OTHER MATTERS	37

ARVINAS, INC.

5 Science Park

395 Winchester Ave.

New Haven, CT 06511

203-535-1456

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

to be held June 3, 2020

This proxy statement and the enclosed proxy card contain information about the Annual Meeting of Stockholders of Arvinas, Inc., or the Annual Meeting, to be held on Wednesday, June 3, 2020 at 8:30 a.m. Eastern time, at The Blake Hotel, 9 High St., New Haven, CT 06510. The board of directors of Arvinas is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, the use of “Arvinas,” “our,” “we” or “us” refers to Arvinas, Inc. and its wholly owned subsidiaries.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 3, 2020:

This proxy statement and our 2019 Annual Report to Stockholders are available for viewing, printing and downloading at http://www.proxyvote.com.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, or 2019 Annual Report, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Arvinas, Inc., 5 Science Park, 395 Winchester Ave., New Haven, CT 06511. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are also available on the SEC’s website at http://www.sec.gov.

On or about April 21, 2020, we will mail a Notice of Internet Availability of Proxy Materials, or Notice, to our stockholders (other than those who previously requested electronic or paper delivery of proxy materials), directing stockholders to a website where they can access our proxy materials, including this proxy statement and our 2019 Annual Report, and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials via e-mail unless you elect otherwise.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purpose of the Annual Meeting

At the Annual Meeting, our stockholders will consider and vote on the following matters:

1.	Election of three Class II directors to our board of directors, each to serve until the 2023 annual meeting of stockholders;
2.	Ratification of the appointment of Deloitte and Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
3.	Transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

As of the date of this proxy statement, we are not aware of any business to come before the Annual Meeting other than the first two items noted above.

Board of Directors Recommendation

Our board of directors unanimously recommends that you vote:

FOR the election of the three nominees to serve as Class II directors on our board of directors for a three-year term; and

FOR the ratification of the appointment of Deloitte and Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Availability of Proxy Materials

The Notice regarding our proxy materials, including this proxy statement and our 2019 Annual Report, is being mailed to stockholders on or about April 21, 2020. Our proxy materials are also available for viewing, printing and downloading on the Internet at http://www.proxyvote.com.

Who Can Vote at the Annual Meeting

Only stockholders of record at the close of business on the record date of April 6, 2020 are entitled to receive notice of the Annual Meeting and to vote the shares of our common stock that they held on that date. As of April 6, 2020, there were 39,156,997 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Difference between a “stockholder of record” and a beneficial owner of shares held in “street name”

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, then you are considered a “stockholder of record” of those shares. In this case, your Notice has been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained on such Notice.

Beneficial Owners of Shares Held in Street Name. If your shares are held by a bank, broker or other nominee, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, your Notice has been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

How to Vote

If you are a stockholder of record, you can vote your shares in one of two ways: either by proxy or in person at the Annual Meeting. If you choose to vote by proxy, you may do so by telephone, via the Internet or by mail. Each of these methods is explained below. If you hold your shares of our common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.

•	By Telephone. You may transmit your proxy voting instructions by calling 1-800-690-6903. You will need to have your Notice or proxy card in hand when you call.
•

Via the Internet. You may transmit your proxy voting instructions via the Internet by accessing the website specified on the enclosed proxy card. You will need to have your Notice or proxy card in hand when you access the website.

•

By Mail. If you received (or requested and received) a printed copy of the proxy materials, you may vote by proxy by completing, signing and dating the proxy card provided to you and returning it in the prepaid envelope provided to you.

•

In Person at the Annual Meeting. You may vote in person at the Annual Meeting. We will give you a ballot when you arrive. If you are the beneficial owner of shares held in “street name” and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares and present it with your ballot to the inspector of election at the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting so that if you should become unable to attend the Annual Meeting your shares will be voted as directed by you. You may obtain directions to the location of the Annual Meeting by calling our offices at (203) 535-1456. We are monitoring the emerging public health impact of the coronavirus outbreak (COVID-19). The health and well-being of our employees and shareholders are paramount. If public health developments warrant, we may need to change the location of the Annual Meeting or switch to a virtual meeting format. Any such change will be announced via press release and the filing of additional soliciting materials with the SEC. Please retain the control number from your proxy card or voting instruction form so that you can access the Annual Meeting if it is converted to a virtual meeting format. Please also monitor our Annual Meeting website at ir.arvinas.com/annual-meeting for updated information.

Telephone and Internet voting for stockholders of record will be available up until 11:59 p.m. Eastern time on June 2, 2020, and mailed proxy cards must be received by June 2, 2020 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.

Ballot Measures Considered “Discretionary” and “Non-Discretionary”

If your shares are held in “street name,” your bank, broker or other nominee may under certain circumstances vote your shares even if you do not return voting instructions. Banks, brokers or other nominees are permitted to vote customers’ shares for which they have received no voting instructions on specified routine, or “discretionary,” matters, but they are not permitted to vote these shares on other non-routine, or “non-discretionary,” matters.

The election of directors (Proposal No. 1) is considered a non-discretionary matter under applicable rules. Therefore, if your shares are held in “street name,” your bank, broker or other nominee cannot vote on this matter without voting instructions from you. The ratification of the appointment of Deloitte and Touche LLP as our independent registered public accounting firm for 2020 (Proposal No. 2) is considered a discretionary matter under applicable rules. Therefore, if your shares are held in “street name,” your bank, broker or other nominee may exercise discretionary authority to vote on this matter in the absence of voting instructions from you.

If you do not instruct your bank, broker or other nominee how to vote with respect to the election of directors (Proposal No. 1), your bank, broker or other nominee may not vote with respect to this proposal and your shares will be counted as “broker non-votes.” Broker non-votes are shares that are held in “street name” by a bank, broker or other nominee that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. Our amended and restated by-laws provide that a quorum will exist if stockholders holding a majority of the shares of stock issued and outstanding and entitled to vote are present at the meeting in person or by proxy. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

For purposes of determining whether a quorum exists, we will count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy by mail or that are represented in person at the Annual Meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares that are “broker non-votes.”

Votes Required to Elect a Director and Ratify Appointment of Deloitte and Touche LLP

To be elected, a director must receive a plurality of the votes cast by stockholders entitled to vote at the meeting (Proposal No. 1).

The ratification of the appointment of Deloitte and Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and voted “for” or “against” such matter (Proposal No. 2).

Abstentions and broker non-votes will not be counted as votes cast or votes on any of the proposals. Accordingly, abstentions and broker non-votes will have no effect on the voting on any of the proposals.

Method of Counting Votes

Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of directors, for each share held by such stockholder as of the record date. Votes cast in person at the Annual Meeting or by proxy by mail, via the Internet or by telephone will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether a quorum is present.

Revoking a Proxy; Changing Your Vote

If you are a stockholder of record, you may revoke your proxy before the vote is taken at the meeting:

•

by submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or Internet voting procedures described in the “How to Vote” section above;

•	by voting in person at the meeting; or
•	by filing a written revocation with our corporate Secretary.

If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee holding your account. You may also vote in person at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares as described in the “How to Vote” section above.

Your attendance at the Annual Meeting will not automatically revoke your proxy.

Costs of Proxy Solicitation

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, email, personal interviews and other means.

Voting Results

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1—ELECTION OF THREE CLASS II DIRECTORS

Our board of directors currently consists of nine members. In accordance with the terms of our restated certificate of incorporation and our amended and restated by-laws, our board of directors is divided into three classes (Class I, Class II and Class III), with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•	the Class I directors are John Houston, Ph.D., Jakob Loven, Ph.D. and Laurie Smaldone Alsup, M.D., and their term expires at the annual meeting of stockholders to be held in 2022;
•	the Class II directors are Leslie V. Norwalk, Liam Ratcliffe, M.D., Ph.D. and Timothy Shannon, M.D., and their term expires at the Annual Meeting; and
•	the Class III directors are Edward Kennedy, Jr., Bradley Margus and Briggs Morrison, M.D., and their term expires at the annual meeting of stockholders to be held in 2021.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our restated certificate of incorporation and our amended and restated by-laws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our restated certificate of incorporation and amended and restated by-laws also provide that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors has nominated Leslie Norwalk, Liam Ratcliffe, and Timothy Shannon for election as Class II directors at the Annual Meeting. Each of the nominees is presently a director, and each has indicated a willingness to continue to serve as director, if elected. If a nominee becomes unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our board of directors.

We have no formal policy regarding board diversity, but our corporate governance guidelines provide that the background and qualifications of the members of our board of directors considered as a group should provide a significant breadth of experience, knowledge, and ability to assist our board of directors in fulfilling its responsibilities. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established records of professional accomplishment, the ability to contribute positively to the collaborative culture among our board members, knowledge of our business, understanding of the competitive landscape in which we operate and adherence to high ethical standards. Certain individual qualifications and skills of our directors that contribute to our board of directors’ effectiveness as a whole are described in the following paragraphs.

Nominees for Election as Class II Directors

Biographical information, including principal occupation and business experience during the last five years, for our nominees for election as Class II directors at our Annual Meeting is set forth below.

Age

Leslie V. Norwalk Esq. has served as a member of our board of directors since July 2019. Ms. Norwalk has served as strategic counsel to Epstein Becker & Green, P.C., a law firm with a focus on healthcare and life science, and two healthcare consulting agencies, EBG Advisors, Inc. and National Health Advisors, since September 2007. Additionally, since 2008, Ms. Norwalk has served as an advisor to several private equity firms. From 2006 to 2007, she was the acting administrator of the Centers for Medicare & Medicaid Services, where she managed the operations of federal health care programs, including Medicare and Medicaid. From 2002 to 2005, she was the agency's deputy administrator. Prior to that, Ms. Norwalk practiced law with Epstein Becker & Green, P.C., from 1996 to 2001. Ms. Norwalk also previously served in the George H.W. Bush Administration in the White House Office of Presidential Personnel and the Office of the US Trade Representative. Ms. Norwalk currently serves on the boards of directors of the publicly-traded companies Magellan Health, Inc., Providence Service Corporation, NuVasive, Inc., and Neurocrine Biosciences, Inc. and previously served on the board of directors of Endologix, Inc., Volcano Corporation and Press Ganey Holdings, Inc. Ms. Norwalk holds a  J.D. from the George Mason University School of Law and a B.A. from Wellesley College. We believe Ms. Norwalk is qualified to serve on our board due to her knowledge of, and experience with, the healthcare industry and government regulations.

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Liam Ratcliffe, M.D., Ph.D. has served as a member of our board of directors since October 2015. Dr. Ratcliffe has been Head of Access Biotechnology, a privately held group, since April 2019. From September 2008 to March 2019, Dr. Ratcliffe was a Managing Director and Member of New Leaf Venture Partners LLC, a venture capital firm. Previously, Dr. Ratcliffe was Senior Vice President and Development Head for Neuroscience, as well as Worldwide Head of Clinical Research and Development at Pfizer, a biopharmaceutical company. Dr. Ratcliffe currently serves on the board of directors of the publicly-traded company Passage Bio, Inc. and previously served on the board of directors of the publicly-traded companies Aptinyx, Inc., Array BioPharma Inc., Deciphera Pharmaceuticals, Inc., Edge Therapeutics, Inc. and Unum Therapeutics, Inc. Dr. Ratcliffe holds a Ph.D. in immunology and an M.D. from the University of Cape Town and an M.B.A. from the University of Michigan. We believe Dr. Ratcliffe is qualified to serve on our board due to his extensive experience in the venture capital industry, his medical and scientific background and training, and his service on the boards of directors of public and private biopharmaceutical companies.

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Timothy Shannon, M.D. has served as the Chairman and a member of our board of directors since July 2013. Dr. Shannon has been a Non-Managing Member of Canaan Partners IX LLC, a Managing Member of Canaan Partners X LLC, and a Managing Member of Canaan Partners XI LLC, entities affiliated with Canaan Partners, a venture capital firm, since November 2009. From November 2010 to September 2013, Dr. Shannon was the President and Chief Executive Officer of Aldea Pharmaceuticals, a biotechnology company. Dr. Shannon was also Chief Executive Officer of Curagen Corporation from 2007 to 2009 and Chief Medical Officer at Curagen from 2002 to 2007. From 1992 to 2002, Dr. Shannon served in various senior research and development roles at Bayer Healthcare, including Senior Vice President of Worldwide Clinical Development. Dr. Shannon currently serves on the boards of directors of the publicly-traded company Ideaya Biosciences, Inc. and he previously served as a member of the boards of directors of the publicly-traded companies Curagen Corporation, Celldex Therapeutics, Inc., CytomX Therapeutics, Inc. and Nextcure, Inc. Dr. Shannon holds an M.D. from the University of Connecticut and a B.A. in chemistry from Amherst College. Dr. Shannon also served as our interim Chief Executive Officer from July 2013 to December 2014 during which period he was not entitled to severance pay, long-term health and pension benefits or other such standard provisions typically contained in contracts of permanent, non-temporary executives. We believe Dr. Shannon is qualified to serve on our board due to his extensive experience in the venture capital industry, his executive leadership experience, his medical background and training, and his service on the boards of other public and private biopharmaceutical companies.

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The board of directors recommends voting “FOR” the election of Leslie Norwalk, Liam Ratcliffe, M.D., Ph.D. and Timothy Shannon, M.D. as Class II directors, for a three-year term ending at the annual meeting of stockholders to be held in 2023.

Any properly submitted proxy will be voted in favor of the nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as directors if elected. However, if any nominee is unable to serve or for good cause will not serve as a director, the persons named in the proxy intend to vote in their discretion for one or more substitutes who will be designated by our board of directors.

Directors Continuing in Office

Biographical information, including principal occupation and business experience during the last five years, for our directors continuing in office after the Annual Meeting is set forth below.

Class I Directors (Term Expires at 2022 Annual Meeting)

Age

John Houston, Ph.D. has served as a member of our board of directors and as our President and Chief Executive Officer since September 2017. Dr. Houston served as our President of Research and Development and Chief Scientific Officer from January 2017 to September 2017 and has functioned as our principal executive officer since February 2017. Prior to joining Arvinas, Dr. Houston served as Senior Vice President of Specialty Discovery and R&D Site Evolution at Bristol Myers Squibb Company, a biopharmaceutical company, from September 2015 to August 2016, and as Senior Vice President Disease Sciences and Biologics from October 2010 to September 2015. Dr. Houston holds a Ph.D. in microbial biochemistry from Heriot-Watt University, Edinburgh and a B.Sc. in medical microbiology from the University of Glasgow. We believe Dr. Houston is qualified to serve on our board due to his scientific and historical experience with us gained from serving as our President and Chief Executive Officer, combined with his previous scientific training and qualifications and the skills and experience he has developed during his extensive career in the life sciences industry.

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Jakob Loven, Ph.D. has served as a member of our board of directors since March 2018. Dr. Loven has been a Partner at Nextech Invest, an investment advisor and management company, since August 2017. Previously, Dr. Loven served as Senior Associate at Third Rock Ventures from March 2015 to February 2016. While at Third Rock, Dr. Loven participated in the creation of Relay Therapeutics, joining the company full time to lead strategy, business development, and operations from February 2016 to June 2017. Dr. Loven was also a Scientific Co-Founder of Syros Pharmaceuticals, Inc., a biopharmaceutical company, from April 2013 to its initial public offering in July 2016. Dr. Loven holds a Ph.D. in Medical Sciences from Karolinska Institutet and a B.A. in biomedical sciences from the Anglia Ruskin University of Cambridge. He conducted a postdoctoral fellowship at the Whitehead Institute for Biomedical Research. We believe Dr. Loven is qualified to serve on our board due to his extensive experience as an entrepreneur and investor in the life sciences industry and his scientific background and training.

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Laurie Smaldone Alsup, M.D. has served as a member of our board of directors since November 2019. Dr. Smaldone Alsup has served as Chief Scientific Officer and Chief Medical Officer for NDA Group, a regulatory and drug development consulting firm, since March 2016, when NDA Group merged with PharmApprove, LLC. Dr. Smaldone Alsup served as President and Chief Scientific Officer of PharmApprove, LLC, a regulatory communications consultancy firm and division of Taft and Partner, from August 2011 to March 2016. In addition, she served as Chief Executive Officer of Phytomedics, Inc., an early stage company focused on arthritis and inflammation, from 2008 to 2011. Prior to that, Dr. Smaldone Alsup spent over 20 years at Bristol Myers Squibb in roles of increasing responsibility in clinical development, regulatory strategy, and corporate risk management. Dr. Smaldone Alsup currently serves on the board of directors of the publicly-traded companies Blackberry Ltd. and Theravance Biopharma, Inc. and previously served as a member of the board of directors of the publicly-traded company Kalobios Pharmaceuticals, Inc. Dr. Smaldone Alsup holds an M.D. from the Yale School of Medicine and a B.A. in biology from Fordham College. We believe Dr. Smaldone Alsup is qualified to serve on our board due to her extensive regulatory and clinical experience in the life sciences industry, senior management experience in several companies in our industry and demonstrated leadership in her field.

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Class III Directors (Term Expires at 2021 Annual Meeting)

Age

Edward Kennedy, Jr. has served as a member of our board of directors since July 2018. Mr. Kennedy has been a Partner and Member of the Health Care and Life Sciences practice of Epstein Becker & Green, P.C., a law firm with a focus on healthcare and life science, since January 2014. He counsels healthcare companies on the legal, reimbursement, coding and coverage issues facing providers, payers and the life sciences industry. Previously, Mr. Kennedy served as the Co-Founder and President of Marwood Group, a healthcare focused strategic advisory and financial services firm, from January 2001 to December 2013. Mr. Kennedy serves as Board Chair of the American Association of People with Disabilities. He also served as a State Senator in the Connecticut General Assembly from January 2015 to January 2019. Mr. Kennedy holds a J.D. from the University of Connecticut School of Law, an M.E.S. from the Yale School of Forestry and Environmental Studies and a B.A. from Wesleyan University. We believe Mr. Kennedy is qualified to serve on our board due to his extensive experience as a policymaker, legislator and healthcare attorney, as well as his service on boards of private companies in the healthcare space.

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Bradley Margus has served as a member of our board of directors since November 2013. Mr. Margus co-founded Cerevance, Inc., a drug discovery company, and has served as its Chief Executive Officer since October 2016. Mr. Margus also served as the Chief Executive Officer of Genome Bridge, a non-profit subsidiary of the Broad Institute of Massachusetts Institute of Technology and Harvard University, from January 2013 to June 2015 and as a co-founder and the Chief Executive Officer of Envoy Therapeutics from October 2009 to November 2012, when it was acquired by Takeda Pharmaceuticals. Mr. Margus holds an M.B.A. from Harvard University and a B.A. in government and business from George Washington University. We believe Mr. Margus is qualified to serve on our board due to his extensive executive leadership experience and his knowledge of the life sciences industry.

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Briggs Morrison, M.D. has served as a member of our board of directors since June 2018. Prior to joining our board of directors, Dr. Morrison was a member of our Scientific Advisory Board from August 2016 to June 2018. Dr. Morrison has served as Chief Executive Officer and a member of the board of directors of Syndax Pharmaceuticals Inc., a publicly-traded biopharmaceutical company, since June 2015. Dr. Morrison has also served as Executive Partner at MPM Capital, Inc. since June 2015. Previously, Dr. Morrison was the Chief Medical Officer and Head of Global Medicines Development at AstraZeneca, a biopharmaceutical company, from January 2012 to June 2015. Dr. Morrison currently serves on the board of directors of the publicly-traded company NextCure, Inc. Dr. Morrison holds an M.D. from the University of Connecticut Medical School and a B.S. in biology from Georgetown University. He completed residency training in Internal Medicine at the Massachusetts General Hospital and a fellowship in Medical Oncology at the Dana-Farber Cancer Institute. We believe Dr. Morrison is qualified to serve on our board due to his extensive executive leadership experience, his medical background and training, and his service on the boards of other public and private biopharmaceutical and biotechnology companies.

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There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries. Phytomedics, Inc., where Dr. Smaldone Alsup served as chief executive officer, filed a voluntary petition for relief under Chapter 7 of the U.S. Bankruptcy Code in May 2011.

Executive Officers Who Are Not Directors

Biographical information for our executive officers who are not directors is listed below.

Age

Sean Cassidy has served as our Chief Financial Officer since July 2013. Prior to joining Arvinas, Mr. Cassidy served as the Chief Financial Officer of Axerion Therapeutics, Inc., a biotechnology company, from June 2010 to June 2013. He was also the Chief Financial Officer of Curagen Corporation, a biopharmaceutical company, from January 2008 to December 2009. Mr. Cassidy is a certified public accountant and began his career at Deloitte and Touche LLP. Mr. Cassidy holds an M.B.A and a B.S. in Accounting from the University of Connecticut.	50

Ronald Peck, M.D. has served as our Chief Medical Officer since July 2019.  Prior joining Arvinas, Dr. Peck served as Senior Vice President, Clinical Research at Tesaro, Inc., a biopharmaceutical company, from April 2017 to July 2019. He was also Chief Medical Officer of Koltan Pharmaceuticals, Inc., a biopharmaceutical company, from August 2015 to December 2016. Dr. Peck served as Vice President, Yervoy Global Development Lead at Bristol Myers Squibb, a biopharmaceutical company, from December 2011 to May 2015. Dr. Peck holds an M.D. from Thomas Jefferson University Medical College and a B.S. in chemistry from Georgetown University.

54

Ian Taylor, Ph.D. has served as our Chief Scientific Officer since March 2019. Dr. Taylor served as our Senior Vice President, Biology from January 2018 to March 2019, Vice President, Biology from August 2016 through December 2017, and Vice President, Pharmacology and Translational Medicine from June 2016 to July 2016. Immediately prior to joining Arvinas, Dr. Taylor served as Senior Director, Early Development Team Leader at Pfizer Inc., a biopharmaceutical company, from February 2007 to May 2016. Dr. Taylor holds a Ph.D. in molecular biology and genetics from Harvard University and a B.A. in Biochemistry from Bowdoin College.

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PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF DELOITTE AND TOUCHE LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE

FISCAL YEAR ENDING DECEMBER 31, 2020

Our stockholders are being asked to ratify the appointment by the audit committee of the board of directors of Deloitte and Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

The audit committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2020. Stockholder approval is not required to appoint Deloitte and Touche LLP as our independent registered public accounting firm. However, our board of directors believes that submitting the appointment of Deloitte and Touche LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Deloitte and Touche LLP. If the selection of Deloitte and Touche LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of our company and our stockholders.

A representative of Deloitte and Touche LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

We incurred the following fees from Deloitte and Touche LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2019 and 2018.

	2019	2018
Audit fees(1)	$550,500	$1,105,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$550,500	$1,105,000

(1)

Audit fees consist of fees billed for professional services by Deloitte and Touche LLP for audit and quarterly review of our consolidated financial statements and, in 2019, review of the registration statements on Form S-3 for our shelf and resale registrations and, in 2018, audit fees include review of the registration statement on Form S-1 for our initial public offering, and related services that are normally provided in connection with statutory and regulatory filings or engagements.

The aggregate fees included in the Audit Fees are those fees billed for the fiscal year.

Audit Committee Pre-Approval Policy and Procedures

The audit committee of our board of directors has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditor. We may not engage our independent auditor to render any audit or non-audit service unless either the service is approved in advance by the audit committee, or the engagement to render the service is entered into pursuant to the audit committee’s pre-approval policies and procedures.

From time to time, our audit committee may pre-approve services that are expected to be provided to us by the independent auditor during the following 12 months. At the time such pre-approval is granted, the audit committee must identify the particular pre-approved services in a sufficient level of detail so that our management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved services and, at each regularly scheduled meeting of the audit committee following such approval, management or the independent auditor shall report to the audit committee regarding each service actually provided to us pursuant to such pre-approval. The audit committee has delegated to its chairman the authority to grant pre-approvals of audit or non-audit services to be provided by the independent auditor. Any approval of services by the chairman of the audit committee is reported to the committee at its next regularly scheduled meeting.

During our 2019 and 2018 fiscal years, no services were provided to us by Deloitte and Touche LLP other than in accordance with the pre-approval policies and procedures described above.

The board of directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of Deloitte and Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Any properly submitted proxy will be voted in favor of the ratification of the appointment of Deloitte and Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 unless a contrary specification is made in the proxy.

CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our board. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.
•

Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process.

•	Nominees should have a commitment to understand our company and our industry and to regularly attend and participate in meetings of our board of directors and its committees.
•

Nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.

•

Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.

•

Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on our board of directors is considered.

•	Nominees should normally be able to serve for at least five years before reaching the age of 75.

The nominating and corporate governance committee may use a third party search firm in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

At the Annual Meeting, stockholders will be asked to consider the election of Ms. Norwalk who has been nominated for election as a director for the first time.  Ms. Norwalk was appointed to the board in 2019.  She was initially recommended by the nominating and corporate governance committee.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our amended and restated by-laws and must be received by us no later than the date referenced below under the heading “Stockholder Proposals.” Assuming that biographical and background material has been provided on a timely basis, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting.

Director Independence

Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Audit committee members must also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and whether the director is affiliated with the company or any of its subsidiaries or affiliates. In March 2020, our board of directors undertook a review of the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of Messrs. Kennedy and Margus, Ms. Norwalk and Drs. Loven, Morrison, Ratcliffe, Shannon and Smaldone-Alsup is an “independent director” as defined under Nasdaq Listing Rules. Our board of directors previously made a similar determination of independence with respect to Kush Parmar, who served as a director until November 2019. Dr. Houston is not an independent director under these rules because he is our President and Chief Executive Officer. Our board of directors has also determined that Mr. Margus, Dr. Loven and Ms. Norwalk, who comprise our audit committee, and Drs. Shannon, Ratcliffe, and Smaldone-Alsup, who comprise our compensation committee, satisfy the independence standards for such committees established by the SEC and the Nasdaq Listing Rules, as applicable. In making such determination, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Committees

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of the audit committee, compensation committee, and nominating and corporate governance committee operates under a charter, and each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee, and the nominating and corporate governance committee is posted on the corporate governance section of the “Investors & Media” section on our website, which is located at http://www.arvinas.com.

Audit Committee

The members of our audit committee are Bradley Margus, Jakob Loven, Ph.D. and Leslie Norwalk. Mr. Margus is the chair of our audit committee. Our board of directors has determined that each of Mr. Margus, Dr. Loven and Ms. Norwalk is independent within the meaning of Rule 10A-3 under the Exchange Act. Our board of directors has determined that Mr. Margus is an “audit committee financial expert” as defined in applicable SEC rules. Our board of directors believes that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. Our audit committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our consolidated financial statements. The audit committee met nine times during the year ended December 31, 2019, including telephonic meetings. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;
•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•	overseeing our internal audit function;
•	overseeing our risk assessment and risk management policies;
•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
•	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;
•	reviewing and approving or ratifying any related person transactions; and
•	preparing the audit committee report required by Securities and Exchange Commission, or SEC, rules.

All audit services to be provided to us and all non-audit services to be provided to us by our registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee

The members of our compensation committee are Liam Ratcliffe, M.D., Ph.D., Timothy Shannon, M.D. and Laurie Smaldone Alsup, M.D. Dr. Shannon is the chair of our compensation committee. Our board of directors has determined that each of Drs. Ratcliffe, Shannon and Smaldone Alsup is independent within the meaning of Rule 10C-1 under the Exchange Act. Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. The compensation committee met seven times during the year ended December 31, 2019, including telephonic meetings. Our compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;
•	overseeing an evaluation of our senior executives;
•	overseeing and administering our cash and equity incentive plans;
•	reviewing and making recommendations to our board of directors with respect to director compensation;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules; and
•	preparing the compensation committee report if and to the extent then required by SEC rules.

The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by the compensation committee to make presentations, to provide financial or other background information or advice, or to otherwise participate in compensation committee meetings. No officer may participate in, or be present during, any deliberations or determinations of the compensation committee regarding the compensation for such officer or any immediate family member of such officer. The charter of the compensation committee grants the compensation committee full access to all of our books, records, facilities, and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting, or other advisors and consultants, and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. In particular, the compensation committee may, in its sole discretion, retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

The compensation committee engaged Radford, an AON Hewitt Company, as its compensation consultant during 2019. Our compensation committee considered the relationship that Radford has with us, the members of our board of directors and our executive officers. Based on the committee’s evaluation, the compensation committee has determined that no conflicts of interest exist between the company and Radford.

Radford assisted the committee in conducting a competitive compensation assessment for our executive officers for the fiscal year ended December 31, 2019. In evaluating the total compensation of our executive officers, the compensation committee, with the assistance of Radford, established a peer group of 25 publicly traded companies in the biopharmaceutical industry that was comprised of companies whose market capitalization, number of employees, maturity of product development pipeline and area of therapeutic focus are similar to ours.

Radford also supplemented the peer group information with published survey data, which provided a broader market representation of companies and deeper position reporting.

Historically, our compensation committee reviews all compensation components including base salary, bonus, benefits, equity incentives and other perquisites, as well as severance arrangements, change-in-control benefits and other forms of executive officer compensation and provides a recommendation on the compensation of our Chief Executive Officer to our board of directors. In addition, the compensation committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy, and new trends, plans, or approaches to compensation, at various meetings throughout the year. The compensation committee also makes recommendations to our board of directors regarding the compensation of non-employee directors and has the authority to administer our equity-based plans.

Under its charter, the compensation committee may form, and delegate authority to, subcommittees, consisting of independent directors, as it deems appropriate. Pursuant to our 2018 Stock Incentive Plan, the compensation committee has delegated to our Chief Executive Officer the authority to approve grants of stock options to new hire employees below the level of Vice President, subject to certain limitations for each level of employment and an annual aggregate maximum amount of awards that can be granted pursuant to such delegated authority.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Edward Kennedy, Jr. and Briggs Morrison, M.D. Dr. Morrison is the chair of our nominating and corporate governance committee. The nominating and corporate governance committee met four times during the year ended December 31, 2019, including telephonic meetings. Our nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become members of our board of directors;
•	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;
•	reviewing and making recommendations to our board with respect to our board leadership structure;
•	reviewing and making recommendations to our board with respect to management succession planning;
•	developing and recommending to our board of directors corporate governance principles; and
•	overseeing an annual evaluation of our board of directors.

Board and Committee Meetings Attendance

The full board of directors met six times during 2019. During 2019, except as noted below, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served). Laurie Smaldone Alsup, M.D. was appointed to our compensation committee in November 2019 and was unable to attend the one compensation committee meeting held in 2019 following her appointment.

Director Attendance at Annual Meeting of Stockholders

Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meeting of stockholders, we encourage all of our directors to attend. All of our directors attended our 2019 annual meeting of stockholders.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted under the heading “Corporate Governance” on the Investors & Media section of our website, which is located at http://www.arvinas.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. The guidelines provide that:

•	our board’s principal responsibility is to oversee the management of our company;
•	except as required by Nasdaq rules, a majority of the members of our board must be independent directors;
•	the independent directors meet in executive session at least twice a year;
•	directors have full and free access to management and, as necessary, independent advisors; and
•	our nominating and corporate governance committee will oversee annual self-evaluations of the board to determine whether it and its committees are functioning effectively.

A copy of the corporate governance guidelines is posted under the heading “Corporate Governance” on the Investors & Media section of our website, which is located at http://www.arvinas.com.

Board Leadership Structure and Board’s Role in Risk Oversight

Our corporate governance guidelines provide that the roles of chairman of the board and chief executive officer may be separated or combined. Our board of directors has considered its leadership structure and determined that, at this time, the roles of chairman of the board of directors and chief executive officer should be separate. Separating the chairman and the chief executive officer positions allows our Chief Executive Officer, Dr. Houston, to focus on running the business, while allowing our chairman of the board of directors, Dr. Shannon, to lead our board in its fundamental role of providing advice to and oversight of management. As our board of directors has determined that each of our directors other than Dr. Houston is independent, our board of directors believes that the independent directors provide effective oversight of management. Our board of directors believes that its leadership structure is appropriate because it strikes an effective balance between strategic development and independent leadership and management oversight in the board process.

Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under “Risk Factors” in our 2019 Annual Report. Our board of directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full board of directors, which has responsibility for general oversight of risks. Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis and our board and its committees oversee the risk management activities of management. Our board of directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Our audit committee oversees risk management activities related to financial controls and legal and compliance risks. Our compensation committee oversees risk management activities relating to our compensation policies and practices. Our nominating and corporate governance committee oversees risk management activities relating to board composition and management succession planning. In addition, members of our senior management team attend our quarterly board meetings and are available to address any questions or concerns raised by the board on risk management and any other matters. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Communication with Our Directors

Any interested party with concerns about our company may report such concerns to the board of directors or otherwise the chairman of the nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Arvinas, Inc.

5 Science Park

395 Winchester Ave.

New Haven, CT 06511

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and discretion. Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board (if one is appointed and is an independent director), the lead director (if one is appointed) or otherwise the chairman of the nominating and corporate governance committee, subject to the advice and assistance of counsel, consider to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

EXECUTIVE AND DIRECTOR COMPENSATION

This section discusses the material elements of our executive compensation policies for our “named executive officers” and the most important factors relevant to an analysis of these policies. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers named in the “Summary Compensation Table” below, or our “named executive officers,” and is intended to place in perspective the data presented in the following tables and the corresponding narrative.

2019 Summary Compensation Table

The following table sets forth information regarding compensation earned by our President and Chief Executive Officer, Chief Financial Officer and Chief Medical Officer during the years ended December 31, 2018 and December 31, 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(2)	Non-equity incentive plan compensation ($)(3)	Total ($)
John Houston, Ph.D.	2019	527,500	—	1,356,013	3,180,326	422,000	5,485,839
President and Chief Executive Officer	2018	427,770	—	942,373	4,631,313	278,100	6,279,556
Sean Cassidy	2019	336,500	—	371,034	1,095,998	215,400	2,018,932
Chief Financial Officer	2018	265,753	—	799,498	1,597,453	138,200	2,800,904
Ronald Peck, M.D.(4)	2019	174,282	3,000(5)	426,370	1,213,594	100,300	1,917,546
Chief Medical Officer

(1)

With respect to 2019, reflects the aggregate grant date fair value of restricted stock units, or RSUs, granted during the year in question, and with respect to 2018, reflects the aggregate grant date fair value of incentive units granted during the year in question, in each case calculated in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation—Stock Compensation. See Note 11 to our audited consolidated financial statements appearing in our 2019 Annual Report for assumptions underlying the valuation of equity awards.

(2)

Reflects the aggregate grant date fair value of option awards granted during the year in question calculated in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation—Stock Compensation. See Note 11 to our audited consolidated financial statements appearing in our 2019 Annual Report for assumptions underlying the valuation of equity awards. All options were issued at exercise prices equal to the fair market value of our common stock on the date of grant.

(3)

The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent awards to our named executive officers under our annual performance-based cash bonus program. See “—Annual Performance-Based Bonus” for a description of this program. Annual performance-based bonus compensation for 2019 was earned in 2019 and paid in 2020. Annual performance-based bonus compensation for 2018 was earned in 2018 and paid in 2019.

(4)	Dr. Peck became our Chief Medical Officer on July 29, 2019.
(5)	The amount reported represents a signing bonus paid to Dr. Peck in connection with the commencement of his employment in July 2019.

 Narrative Disclosure to Summary Compensation Table

Base Salary. The named executive officers receive base salary to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The following table shows the annual base salaries for 2018 and 2019 of our named executive officers:

Name	2018 Annual Base Salary ($)(1)	2019 Annual Base Salary ($)(2)
John Houston, Ph.D.	475,000	540,000
Sean Cassidy	300,000	344,000
Ronald Peck, M.D.(3)	—	400,000

(1)

Dr. Houston’s 2018 annual base salary increased from $412,000 to $475,000 and Mr. Cassidy’s 2018 annual base salary increased from $254,245 to $300,000, each effective as of effectiveness of our registration statement on Form S-1 (File No. 333-2271120).

(2)	Effective July 1, 2019, Dr. Houston’s 2019 annual base salary increased from $515,000 to $540,000 and Mr. Cassidy’s 2019 annual base salary increased from $329,000 to $344,000.
(3)	Dr. Peck became our Chief Medical Officer on July 29, 2019.

Annual Performance-Based Bonus. We offer our named executive officers the opportunity to earn annual cash bonuses to compensate them for attaining short-term company and individual goals as approved by our board of directors. For 2019, bonuses were based on attaining corporate goals relating to research and program development, establishment of strategic partnerships and individual goals related to each named executive officer’s area of responsibility within our company. The 2019 target bonus amounts, expressed as a percentage of annual base salary, for our named executive officers were 50% for Dr. Houston, 40% for Mr. Cassidy and 40% for Dr. Peck.

In February 2020, our compensation committee met to review performance against the 2019 bonus goals and approved cash bonuses for the named executive officers in the amounts set forth in the “Non-Equity Incentive Plan Compensation” column of the 2019 “Summary Compensation Table” above.

Equity Incentives. Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incents our executive officers to remain in our employment during the vesting period. Equity awards with performance-based vesting criteria relating to specific regulatory milestones for our product candidates further align the interests of our executives and our equityholders. Accordingly, our board of directors periodically reviews the equity incentive compensation of our named executive officers and from time to time has granted equity incentive awards to them.

Prior to our IPO, our executives were eligible to participate in our Incentive Share Plan, as amended, and all equity awards were granted pursuant to the Incentive Share Plan in the form of incentive units. Immediately prior to the effectiveness of our registration statement on Form S-1 (File No. 333-227112), Arvinas Holding Company, LLC, or Arvinas LLC, our predecessor company, converted from a Delaware limited liability company into Arvinas, Inc., a Delaware corporation, which we refer to as the Conversion. In connection with the Conversion, the incentive units of Arvinas LLC converted into shares of common stock, and if such outstanding incentive units were subject to vesting at the time of the Conversion, the resulting shares of common stock continued to be subject to vesting to the same extent as such outstanding common shares were subject to vesting prior to the Conversion. Following our IPO, our employees and executives became eligible to receive stock options and other stock-based awards under our 2018 Stock Incentive Plan, or the 2018 Plan.

We use equity incentive awards to compensate our executive officers in the form of initial grants in connection with the commencement of employment and also at various times, often but not necessarily annually, if we have performed as expected or better than expected. The award of equity incentive awards to our executive officers, including our Chief Executive Officer, generally have been and going forward are expected to be made by our board of directors following recommendation by our compensation committee. None of our executive officers is currently party to an employment agreement that provides for automatic award of stock options. We have granted equity incentive awards to our executive officers with both time-based and performance-based vesting. Prior to our IPO, the incentive units that we granted to our executive officers with time-based vesting typically vested as to 25% of the units on the first anniversary of the grant date, and as to an additional 1/48th of the units monthly thereafter. Since our IPO, we have made grants of restricted stock units to certain existing executive officers and employees which vest over four years with 25% of the shares vesting on each anniversary of the grant date. Aside from those grants, since our IPO and going forward, we have made and expect to continue making annual and other grants to existing executive officers and employees that will vest as to 25% of the shares underlying the equity award on the first anniversary of the grant date, and as to an additional 1/48th of the shares underlying the equity award monthly thereafter. The options that we have granted to date to our executive officers with performance-based vesting become exercisable upon the occurrence of specified milestones.

The exercise price of all stock options granted after our IPO has been and going forward will be equal to the fair market value of shares of our common stock on the date of grant, which will be determined by reference to the closing market price of our common stock on the date of grant.

During 2019, we granted equity awards to our named executive officers, as set forth in the table below:

Name	Grant Date	Restricted Stock Units	Stock Options
John Houston, Ph.D.	3/1/2019	70,042(1)	254,597(2)
Sean Cassidy	3/1/2019	19,165(1)	87,752(2)
Ronald Peck, M.D.	7/29/2019	16,041(3)	72,184(4)

(1)	25% of the shares underlying this RSU vested on March 1, 2020, and the remainder vest in equal annual increments until March 1, 2023.
(2)	25% of the shares underlying this option vested on March 1, 2020, and the remainder vest in equal monthly increments until March 1, 2023.
(3)	25% of the shares underlying this RSU vest on July 29, 2020, and the remainder vest in equal annual increments until July 29, 2023.
(4)	25% of the shares underlying this option vest on July 29, 2020, and the remainder vest in equal monthly increments until July 29, 2023.

Outstanding Equity Awards at 2019 Fiscal Year End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2019.

		Option Awards			Stock Awards
Name	Number of Securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares that have not vested (#)	Market value of shares that have not vested ($)
John Houston, Ph.D.	65,447	28,953(1)	16.00	9/25/2028
	58,135	74,745(2)	16.00	9/25/2028
	87,693	112,747(3)	16.00	9/25/2028
	13,360	—	16.00	9/25/2028
	13,360	—	16.00	9/25/2028
	—	254,597(4)	19.36	2/28/2029
					58,565(5)	2,406,436
					177,387(6)	7,288,832
					37,756(7)	1,551,394
					70,042(8)	2,878,026
Sean Cassidy	12,632	316(9)	16.00	9/25/2028
	10,248	17,082(10)	16.00	9/25/2028
	31,710	—	16.00	9/25/2028
	35,774	45,996(11)	16.00	9/25/2028
	433	2,709(12)	16.00	9/25/2028
	—	87,752(13)	19.36	2/28/2029
					620(14)	25,476
					5,306(15)	218,024
					23,237(16)	954,808
					6,960(17)	285,986
					19,165(18)	787,490
Ronald Peck, M.D.	14,618	72,184(19)	26.58	7/28/2029
					16,041(20)	659,125

(1)	25% of the shares underlying this option vested on January 5, 2018, and the remainder vest in equal monthly increments until January 5, 2021.
(2)	25% of the shares underlying this option vested on March 31, 2019, and the remainder vest in equal monthly increments until March 31, 2022.
(3)	25% of such shares underlying this option vested on September 15, 2018, and the remainder vest in equal monthly increments until September 15, 2021.
(4)	25% of the shares underlying this option vested on March 1, 2020, and the remainder vest in equal monthly increments until March 1, 2023.
(5)	25% of the shares vested on September 5, 2018, and the remainder vest in equal monthly increments until September 5, 2021.
(6)	25% of the shares vested on September 15, 2018, and the remainder vest in equal monthly increments until September 15, 2021.
(7)	25% of the shares vested on March 31, 2019, and the remainder vest in equal monthly increments until March 31, 2022.
(8)	25% of the shares underlying this RSU vested on March 1, 2020 and the remainder vest in equal annual increments until March 1, 2023.
(9)	25% of the shares underlying this option vested on January 1, 2017, and the remainder vested in equal monthly increments until January 1, 2020.
(10)	25% of the shares underlying this option vested on June 28, 2019, and the remainder vest in equal month increments until June 28, 2022.
(11)	25% of the shares underlying this option vested on March 31, 2019, and the remainder vest in equal monthly increments until March 31, 2022.
(12)	25% of the shares underlying this option vested on January 1, 2019, and the remainder vest in equal monthly increments until January 1, 2022.
(13)	25% of the shares underlying this option vested on March 1, 2020, and the remainder vest in equal monthly increments until March 1, 2023.

(14)	25% of the shares vested on January 1, 2017, and the remainder vest in equal monthly increments until January 1, 2020.
(15)	25% of the shares vested on January 1, 2019, and the remainder vest in equal monthly increments until January 1, 2022.
(16)	25% of the shares vested on March 31, 2019, and the remainder vest in equal monthly increments until March 31, 2022.
(17)	25% of the shares vested on June 28, 2019, and the remainder vest in equal monthly increments until June 28, 2022.
(18)	25% of the shares underlying this RSU vested on March 1, 2020, and the remainder vest in equal annual increments until March 1, 2023.
(19)	25% of the shares underlying this option vest on July 29, 2020, and the remainder vest in equal monthly increments until July 29, 2023.
(20)	25% of the shares underlying this RSU vest on July 29, 2020, and the remainder vest in equal annual increments until July 29, 2023.

Agreements with our Executive Officers

We have entered into written employment agreements with each of our named executive officers. These agreements set forth the terms of the executive officer’s compensation, including his base salary and annual performance bonus opportunity. In addition, the agreements provide that subject to eligibility requirements under the plan documents governing such programs and our policies, the executive officers are eligible, on the same basis as other employees of the company to participate in company-sponsored medical, vision and dental benefit programs. Each executive officer will also be eligible to receive equity awards at such times and on such terms and conditions as the board of directors may determine.

Pursuant to their respective employment agreements, as subsequently modified by our board of directors, each of our executive officers is entitled to an annual base salary, effective as of January 1, 2020, as follows: Dr. Houston is entitled to receive an annual base salary of $564,300; Mr. Cassidy is entitled to receive an annual base salary of $375,000; and Dr. Peck is entitled to receive an annual base salary of $418,000. Each executive officer’s base salary is reviewed by our compensation committee and the board of directors on an annual or more frequent basis and is subject to change in the discretion of our board of directors or compensation committee.

Under their respective employment agreements, each of our executive officers is also eligible to earn an annual performance bonus, with a target bonus amount equal to a specified percentage of such officer’s annual base salary, based upon the board’s assessment of the executive’s performance and our attainment of targeted goals as set by the board of directors in its sole discretion. The bonus may be in the form of cash, equity award, or a combination of cash and equity. Dr. Houston is eligible for an annual bonus of up to 50% of his base salary. Mr. Cassidy is eligible for an annual bonus of up to 40% of his base salary. Dr. Peck is eligible for an annual bonus of up to 40% of his base salary.

Potential Payments upon Termination or Change in Control

The employment agreements and the employment of each of Dr. Houston, Mr. Cassidy, and Dr. Peck may be terminated as follows: (1) upon the death or “disability” (as disability is defined in the applicable employment agreement) of such executive officer; (2) at our election, with or without “cause” (as cause is defined in the applicable employment agreement); and (3) at such executive officer’s election, with or without “good reason” (as good reason is defined in the applicable employment agreement).

In the event of the termination of Dr. Houston’s employment by us without cause, or by him for good reason, prior to or more than twelve months following a “change in control” (as change in control is defined in his employment agreement), Dr. Houston is entitled to his base salary that has accrued and to which he is entitled as of the termination date and accrued but unused paid time off through and including the termination date and other accrued benefits, which we refer to collectively as, the accrued obligations. In addition, subject to his execution and nonrevocation of a release of claims in our favor and his continued compliance with his proprietary rights, non-disclosure, developments, non-competition and non-solicitation agreement and any similar agreement with us, he is entitled to (1) continued payment of his base salary, in accordance with our regular payroll procedures, for a period of 12 months and (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following his date of termination.

In the event of the termination of Dr. Houston’s employment by us without cause, or by him for good reason within twelve months following a change in control, Dr. Houston is entitled to the accrued obligations. In addition, subject to his execution and nonrevocation of a release of claims in our favor and his continued compliance with his proprietary rights, non-disclosure, developments, non-competition and non-solicitation agreement and any similar agreement with us, Dr. Houston is entitled to (1) continued payment of his base salary, in accordance with our regular payroll procedures, for a period of 18 months, (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 18 months following his date of termination, (3) a lump sum payment equal to 150% of his target bonus for the year in which his employment is terminated or, if higher, his target bonus immediately prior to the change in control and (4) full vesting acceleration of his then-unvested equity awards, such that his equity awards become fully exercisable and non-forfeitable as of the termination date.

If Dr. Houston’s employment is terminated for any other reason, including as a result of his death or disability, for cause, or voluntarily by Dr. Houston without good reason, our obligations under the employment agreement cease immediately, and Dr. Houston is only entitled to the accrued obligations.

In the event of the termination of Mr. Cassidy’s or Dr. Peck’s employment by us without cause, or by such executive officer for good reason prior to, or more than twelve months following, a “change in control” (as change in control is defined in his employment agreement), such executive officer is entitled to the accrued obligations. In addition, subject to his execution and nonrevocation of a release of claims in our favor and his continued compliance with his proprietary rights, non-disclosure, developments, non-competition and non-solicitation agreement and any similar agreement with us, such executive officer is entitled to (1) continued payment of his base salary, in accordance with our regular payroll procedures, for a period of nine months and (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to nine months following his date of termination.

In the event of the termination of Mr. Cassidy’s or Dr. Peck’s employment by us without cause, or by such executive officer for good reason within twelve months following a change in control, such executive officer is entitled to the accrued obligations. In addition, subject to his execution and nonrevocation of a release of claims in our favor and his continued compliance with his proprietary rights, non-disclosure, developments, non-competition and non-solicitation agreement and any similar agreement with us, such executive officer is entitled to (1) continued payment of his base salary, in accordance with our regular payroll procedures, for a period of 12 months, (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following his date of termination, (3) a lump sum payment equal to 100% of his target bonus for the year in which his employment is terminated or, if higher, his target bonus immediately prior to the change in control and (4) full vesting acceleration of his then-unvested equity awards, such that his equity awards become fully exercisable and non-forfeitable as of the termination date.

If Mr. Cassidy’s or Dr. Peck’s employment is terminated for any other reason, including as a result of such executive officer’s death or disability, for cause, or voluntarily by such executive officer without good reason, our obligations under the employment agreement cease immediately, and such executive officer is only entitled to the accrued obligations.

Other Agreements

In connection with entering into these agreements, each of Dr. Houston, Mr. Cassidy, and Dr. Peck signed a proprietary rights, non-disclosure, developments, non-competition and non-solicitation agreement. Under this agreement, each executive officer has agreed not to compete with us during his employment and for a period of one year after the termination of his employment, not to solicit our employees, consultants, or actual or prospective customers or business relations during his employment and for a period of one year after the termination of his employment, and to protect our confidential and proprietary information indefinitely. In addition, under this agreement, each executive officer has agreed that we own all inventions that are developed by such executive officer during his employment and that there is a presumption that we own inventions made by the executive officer during a period of six months after the termination of his employment that are related to the executive officer’s activities while employed by us. Each executive officer also agreed to provide us with a non-exclusive, royalty-free, perpetual license for any prior inventions that such executive officer incorporates into any of our products, processes, research or development programs or other works in the course of such executive officer’s employment with us.

401(k) Retirement Plan

We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code, or the Code. In general, all of our employees are eligible to participate, beginning on the first day of the month following commencement of their employment. As of January 2020, we match 4% of contributions made by participants in the 401(k) plan.

Stock Option and Other Compensation Plans

The three equity incentive plans described in this section are our Incentive Share Plan, our 2018 Plan and our 2018 employee stock purchase plan, or the 2018 ESPP. Prior to our IPO, we granted awards to eligible participants under our Incentive Share Plan. Following the closing of our IPO, we have granted awards to eligible participants under the 2018 Plan.

Securities Authorized for Issuance under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2019. As of December 31, 2019, we had three equity compensation plans, our Incentive Share Plan, our 2018 Plan and our 2018 ESPP, each of which was approved by our stockholders.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,432,198	$18.03	2,271,321(1)
Equity compensation plans not approved by security holders	—	—	—
Total	3,432,198	$18.03	2,271,321(1)

(1)

Consists of our Incentive Share Plan, as amended to date, the 2018 Plan, and the 2018 ESPP. The amounts disclosed do not reflect an additional 1,561,485 shares of common stock authorized for issuance under the 2018 Plan as of January 1, 2020 and an additional 390,371 shares of common stock authorized for issuance under the 2018 ESPP as of January 1, 2020, in each case in accordance with the terms of the applicable plan. The 2018 Plan provides for further annual increases, to be added as of the first day of each fiscal year until, and including, January 1, 2028, equal to the lowest of 4,989,593 shares of our common stock, 4% of the number of shares of our common stock outstanding on such first day of the fiscal year in question and an amount determined by our board of directors. The 2018 ESPP provides for further annual increases, to be added as of the first day of each fiscal year until, and including, January 1, 2029, in an amount equal to the least of 1,247,398 shares of our common stock, 1% of the total number of shares of our common stock outstanding on the first day of the applicable year, and an amount determined by our board of directors.

Incentive Share Plan

The Incentive Share Plan, which became effective as of January 1, 2015 and which our board of directors amended on October 16, 2015, December 22, 2016, September 8, 2017 and March 29, 2018 (and which, as amended, we refer to as the Incentive Plan) provided for the grant of incentive units to our managers, directors, officers, employees, advisors and consultants, those of our majority-owned subsidiaries and those of any other entity which was designated by us from time to time as a participating employer under the Incentive Plan. Subject to adjustment, a maximum aggregate of 6,199,476 incentive units were authorized for issuance under the Incentive Plan. Incentive unit awards were governed by the terms of the Incentive Plan, the terms of the award agreement documenting the grant and the limited liability company agreement of Arvinas Holding Company, LLC, or the LLC Agreement, and were intended to qualify as “profits interests” within the meaning of Revenue Procedure 93-27 as clarified by Revenue Procedures 2001-43. The Incentive Plan terminated upon the Conversion.

Incentive units granted to eligible recipients generally were to vest, except as otherwise approved by our board of directors, over a period of four years, with 25% vesting following 12 months of continued employment or service and the balance vesting in equal monthly installments over the remaining three-year period, provided the holder continued to be employed by, or provide services to, us (or a related entity) on the applicable vesting date. Our board of directors may accelerate the vesting of any incentive units granted under the Incentive Plan at such times and upon such terms and conditions as the board of directors may deem advisable, which determination is made on an individual by individual basis. The Incentive Plan provided that in the event we sold outstanding equity securities in our subsidiaries and received cash proceeds in excess of a certain threshold amount, the incentive units would vest in full. In addition, any unvested incentive units held by a recipient would vest in full if his or her continuous service to us, or any related entity, was terminated without cause, as determined by our board of directors, within 12 months of a sale transaction (as that term is defined in the LLC Agreement).

Upon the Conversion, the Incentive Plan terminated and each participant in the Incentive Plan had his or her incentive units converted into shares of our common stock, which conversion was based on a conversion price determined by our board of directors immediately prior to the Conversion. To the extent an incentive unit award was subject to vesting, the common stock issued upon conversion continues to be subject to the same vesting schedule.

2018 Stock Incentive Plan

In September 2018, our board of directors adopted and our stockholders approved 2018 Plan, which became effective immediately prior to our IPO. The 2018 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, awards of restricted stock, restricted stock units and other stock-based awards. The number of shares of our common stock that are reserved for issuance under the 2018 Plan is the sum of (1) 4,067,007 shares of common stock; plus (2) the number of shares (up to 1,277,181) equal to the number of shares of our common stock issued in respect of incentive units granted under the Incentive Plan that were subject to vesting immediately prior to the effectiveness of the registration statement for our initial public offering that expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right; plus (3) an annual increase, to be added the first day of each fiscal year, beginning with the fiscal year ending December 31, 2019 and continuing until, and including, the fiscal year ending December 31, 2028, equal to the lowest of 4,989,593 shares of our common stock, 4% of the number of shares of our common stock outstanding on the first day of the fiscal year and an amount determined by our board of directors. The number of shares authorized for issuance under the 2018 Plan increased, pursuant to the terms of the 2018 Plan, by an additional 1,293,510 shares, equal to 4% of our then-outstanding common stock, effective as of January 1, 2019, and by an additional 1,561,485 shares, equal to 4% of our then-outstanding common stock, effective as of January 1, 2020.

Our employees, officers, directors, consultants, and advisors are eligible to receive awards under the 2018 Plan; however, incentive stock options may only be granted to our employees. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire, or are otherwise terminated (other than by exercise) under our 2018 Plan will be added back to the shares of common stock available for issuance under our 2018 Plan.

Pursuant to the terms of the 2018 Plan, our board of directors (or a committee delegated by our board of directors) administers the 2018 Plan and, subject to any limitations set forth in the 2018 Plan, will select the recipients of awards and determine:

•	the number of shares of common stock covered by options and the dates upon which those options become exercisable;
•	the type of options to be granted;
•	the exercise price of options, which price must be at least equal to the fair market value of our common stock on the date of grant;
•	the duration of options, which may not be in excess of ten years;
•	the methods of payment of the exercise price of options; and
•

the number of shares of our common stock subject to and the terms and conditions of any stock appreciation rights, awards of restricted stock, restricted stock units, other stock-based awards, including conditions for repurchase, measurement price, issue price and repurchase price and performance conditions (though the measurement price of stock appreciation rights must be at least equal to the fair market value of our common stock on the date of grant and the duration of such awards may not be in excess of ten years), if any.

If our board of directors delegates authority to an officer to grant awards under the 2018 Plan, the officer will have the power to make awards to all of our employees, except officers and executive officers (as such terms are defined in the 2018 Plan). Our board of directors will fix the terms of the awards to be granted by such officer, the maximum number of shares subject to awards that such officer may grant and the time period in which such awards may be granted.

The 2018 Plan contains limits on awards that may be made under the 2018 Plan to our non-employee directors. In any calendar year, the sum of cash compensation paid to any non-employee director for service as a director and the value of awards under the 2018 Plan made to such non-employee director (calculated based on the grant date fair value of such awards for financial reporting purposes) may not exceed $1.0 million. However, our board of directors may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock other than an ordinary cash dividend, we are required by the 2018 Plan to make equitable adjustments (or make substitute awards, if applicable), in a manner determined by our board, to:

•	the number and class of securities available under the 2018 Plan;
•	the share counting rules and sublimits under the 2018 Plan;
•	the number and class of securities and exercise price per share of each outstanding option;
•	the share and per-share provisions and measurement price of each outstanding stock appreciation right;
•	the number of shares and the repurchase price per share subject to each outstanding restricted stock award; and
•	the share and per-share related provisions and purchase price, if any, of each outstanding restricted stock unit award and other stock-based award.

Upon a merger or other reorganization event (as defined in our 2018 Plan), our board of directors, may, on such terms as our board determines (except to the extent specifically provided otherwise in an applicable award agreement or other agreement between the participant and us), take any one or more of the following actions pursuant to the 2018 Plan, as to some or all outstanding awards, other than awards of restricted stock:

•	provide that all outstanding awards will be assumed or substantially equivalent awards will be substituted by the acquiring or succeeding corporation (or an affiliate thereof);
•

upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited immediately prior to the consummation of the reorganization event and/or unexercised awards will terminate immediately prior to the consummation of such transaction unless exercised to the extent exercisable, by the participant within a specified period following the date of such notice;

•	provide that outstanding awards will become exercisable, realizable, or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the reorganization event;
•

in the event of a reorganization event pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each award held by a participant equal to (1) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (2) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award;

•

provide that, in connection with our liquidation or dissolution, awards convert into the right to receive liquidation proceeds (if applicable, net of exercise, measurement or purchase price thereof and any applicable tax withholdings); or

•	any combination of the foregoing.

Our board of directors is not obligated by the 2018 Plan to treat all awards, all awards held by a participant, or all awards of the same type, identically.

In the case of certain restricted stock units, no assumption or substitution is permitted, and the restricted stock units will instead be settled in accordance with the terms of the applicable restricted stock unit agreement.

Upon the occurrence of a reorganization event other than our liquidation or dissolution, the repurchase and other rights with respect to each outstanding award of restricted stock will continue for the benefit of the successor company and will, unless our board of directors determines otherwise, apply to the cash, securities, or other property which our common stock is converted into or exchanged for pursuant to the reorganization event. However, our board may provide for the termination or deemed satisfaction of such repurchase or other rights under the restricted stock award agreement or any other agreement between the participant and us, either initially or by amendment. Upon the occurrence of a reorganization event involving our liquidation or dissolution, all restrictions and conditions on each outstanding restricted stock award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted stock award or in any other agreement between the participant and us.

Our board of directors may at any time provide that any award under the 2018 Plan shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

Unless our stockholders approve such action, the 2018 Plan provides that we may not (except as otherwise permitted in connection with a change in capitalization or reorganization event):

•

amend any outstanding stock option or stock appreciation right granted under the 2018 Plan to provide an exercise or measurement price per share that is lower than the then-current exercise or measurement price per share of such outstanding award;

•

cancel any outstanding option or stock appreciation right (whether or not granted under the 2018 Plan) and grant a new award under the 2018 Plan in substitution for the cancelled award (other than substitute awards permitted in connection with a merger or consolidation of an entity with us or our acquisition of property or stock of another entity) covering the same or a different number of shares of our common stock and having an exercise or measurement price per share lower than the then-current exercise or measurement price per share of the cancelled award;

•

cancel in exchange for a cash payment any outstanding option or stock appreciation right with an exercise or measurement price per share above the then-current fair market value of our common stock (valued in the manner determined by (or in the manner approved by) our board of directors); or

•

take any other action that constitutes a “repricing” within the meaning of Nasdaq Global Select Market rules or rules of any other exchange or marketplace on which our common stock is listed or traded.

No award may be granted under the 2018 Plan after ten years from the effectiveness of the 2018 Plan. Our board of directors may amend, suspend, or terminate the 2018 Plan at any time, except that stockholder approval will be required to comply with applicable law or stock market requirements.

2018 Employee Stock Purchase Plan

In September 2018, our board of directors adopted and our stockholders approved the 2018 ESPP, which became effective immediately prior to the effectiveness of the registration statement for our initial public offering. The 2018 ESPP will be administered by our board of directors or by a committee appointed by our board of directors. The 2018 ESPP initially will provide participating employees with the opportunity to purchase an aggregate of 311,850 shares of our common stock. The number of shares of our common stock reserved for issuance under the 2018 ESPP increased, pursuant to the terms of the 2018 ESPP, by an additional 323,377 shares, equal to 1% of our then-outstanding common stock, effective as of January 1, 2019, and by an additional 390,371 shares, equal to 1% of our then-outstanding common stock, effective as of January 1, 2020.

All of our employees and employees of any of our designated subsidiaries, as defined in the 2018 ESPP, are eligible to participate in the 2018 ESPP, provided that:

•	such person is customarily employed by us or a designated subsidiary for more than 20 hours a week and for more than five months in a calendar year;
•	such person has been employed by us or by a designated subsidiary for at least three months prior to enrolling in the 2018 ESPP; and
•	such person was our employee or an employee of a designated subsidiary on the first day of the applicable offering period under the 2018 ESPP.

We retain the discretion to determine which eligible employees may participate in an offering under applicable Treasury regulations.

We expect to make one or more offerings to our eligible employees to purchase stock under the 2018 ESPP beginning at such time and on such dates as our board of directors may determine, or the first business day thereafter. Each offering will consist of a six-month offering period during which payroll deductions will be made and held for the purchase of our common stock at the end of the offering period. Our board of directors or a committee appointed by our board, may, at its discretion, choose a different period of not more than 12 months for offerings. The first offering period under our 2018 ESPP commenced on January 1, 2020.

On each offering commencement date, each participant will be granted the right to purchase, on the last business day of the offering period, a number of shares of our common stock determined by multiplying $2,083 by the number of full months in the offering period and dividing that product by the closing price of our common stock on the first day of the offering period. No employee may be granted an option under the 2018 ESPP that permits the employee’s rights to purchase shares under the 2018 ESPP and any other employee stock purchase plan of ours or of any of our subsidiaries to accrue at a rate that exceeds $25,000 of the fair market value of our common stock (determined as of the first day of each offering period) for each calendar year in which the option is outstanding. (Our board or a committee appointed by our board may also set a fixed maximum number of shares that a participant in the 2018 ESPP may purchase in any offering period provided that the number may not be greater than the number described in the first sentence of this paragraph and must be subject to the limit described in the second sentence of this paragraph). In addition, no employee may purchase shares of our common stock under the 2018 ESPP that would result in the employee owning 5% or more of the total combined voting power or value of our stock or the stock of any of our subsidiaries.

On the commencement date of each offering period, each eligible employee may authorize up to a maximum of 15% of the compensation he or she receives during the offering period to be deducted by us during the offering period. Each employee who continues to be a participant in the 2018 ESPP on the last business day of the offering period will be deemed to have exercised an option to purchase from us the number of whole shares of our common stock that his or her accumulated payroll deductions on such date will buy, not in excess of the maximum numbers set forth above. Under the terms of the 2018 ESPP, the purchase price shall be determined by our board of directors for each offering period and will be at least 85% of the applicable closing price of our common stock. If our board of directors does not make a determination of the purchase price, the purchase price will be 85% of the lesser of the closing price of our common stock on the first business day of the offering period or the last business day of the offering period.

An employee may at any time prior to the close of business on the fifteenth business day (or such other number of days as we may determine) prior to the end of an offering period, and for any reason, permanently withdraw from participation in an offering prior to the end of an offering period and permanently withdraw the balance accumulated in the employee’s account. If an employee elects to discontinue his or her payroll deductions during an offering period but does not elect to withdraw his or her funds, funds previously deducted will be applied to the purchase of common stock at the end of the offering period. If a participating employee’s employment ends before the last business day of an offering period, no additional payroll deductions will be taken and the balance in the employee’s account will be paid to the employee.

We will be required to make equitable adjustments to the extent determined by our board of directors or a committee of our board of directors to the number and class of securities available under the 2018 ESPP, the share limitations under the 2018 ESPP and the purchase price for an offering period under the 2018 ESPP to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of our common stock other than ordinary cash dividends.

In connection with a merger or other reorganization event (as defined in the 2018 ESPP), our board of directors or a committee of our board of directors may take any one or more of the following actions as to outstanding options to purchase shares of our common stock under the 2018 ESPP on such terms as our board of directors or committee determines:

•	provide that options shall be assumed, or substantially equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);
•

upon written notice to employees, provide that all outstanding options will be terminated immediately prior to the consummation of such reorganization event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by our board of directors or committee in such notice, which date shall not be less than ten days preceding the effective date of the reorganization event;

•

upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participating employees on such date;

•

in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, change the last day of the offering period to be the date of the consummation of the reorganization event and make or provide for a cash payment to each employee equal to (1) the cash payment for each share surrendered in the reorganization event times the number of shares of our common stock that the employee’s accumulated payroll deductions as of immediately prior to the reorganization event could purchase at the applicable purchase price, where the cash payment for each share surrendered in the reorganization event is treated as the fair market value of our common stock on the last day of the applicable offering period for purposes of determining the purchase price and where the number of shares that could be purchased is subject to the applicable limitations under the 2018 ESPP minus (2) the result of multiplying such number of shares by the purchase price; and/or

•	provide that, in connection with our liquidation or dissolution, options shall convert into the right to receive liquidation proceeds (net of the purchase price thereof).

Our board of directors may at any time, and from time to time, amend or suspend the 2018 ESPP, or any portion of the 2018 ESPP. We will obtain stockholder approval for any amendment if such approval is required by Section 423 of the Code. Further, our board of directors may not make any amendment that would cause the 2018 ESPP to fail to comply with Section 423 of the Code. The 2018 ESPP may be terminated at any time by our board of directors. Upon termination, we will refund all amounts in the accounts of participating employees.

Employee Benefits and Perquisites

Our named executive officers are eligible to participate in our employee benefit plans and programs, which include medical, dental, and vision benefits, health spending accounts, and short- and long-term disability, accidental death and dismemberment, and life insurance, to the same extent as our other full-time employees generally, subject to the terms and eligibility requirements of those plans.

Limitations on Liability and Indemnification

Our restated certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

•	for any breach of the director’s duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	for voting for or assenting to unlawful payments of dividends, stock repurchases or other distributions; or
•	for any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our restated certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

We maintain a general liability insurance policy that covers specified liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. We have entered into indemnification agreements with all of our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify each such director or officer for some expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by him in any action or proceeding arising out of his or her service as one of our directors or officers.

Some of our non-employee directors may, through their relationships with their employers, be insured or indemnified against specified liabilities incurred in their capacities as members of our board of directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, or the Securities Act, may be permitted to directors, executive officers or persons controlling us, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. The director or officer may amend or terminate the plan in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

Director Compensation

We do not pay any compensation to our President and Chief Executive Officer in connection with his service on our board of directors. The compensation that we pay to our President and Chief Executive Officer is discussed earlier in this “Executive and Director Compensation” section.

Under our director compensation program, we pay our non-employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chairman of the board and of each committee receive higher retainers for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on our board of directors and no fee was payable in respect of any period prior to September 26, 2018, the effective date of the registration statement for our initial public offering. The fees paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

	Member Annual Fee	Chairman Incremental Annual Fee
Board of Directors	$35,000	$30,000
Audit Committee	$7,500	$7,500
Compensation Committee	$5,000	$5,000
Nominating and Corporate Governance Committee	$4,000	$4,000

We also reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending our board of director and committee meetings.

In addition, under our director compensation program, each non-employee director receives under the 2018 Plan, upon his or her initial election to our board of directors, an option to purchase 25,846 shares of our common stock. Each of these options vests in equal monthly installments at the end of each month following the date of grant through the third anniversary of the date of grant, subject to the non-employee director’s continued service as a director, employee, or consultant. Further, on the date of each of our annual meetings of stockholders, each non-employee director who has served on our board of directors for at least six months receives, under the 2018 Plan, an option to purchase 12,923 shares of our common stock. Each of these options will vest in full on the one-year anniversary of the date of grant (or, if earlier, the date of our next annual meeting of stockholders following the date of grant), subject to the non-employee director’s continued service as a director. All options issued to our non-employee directors under our director compensation program are issued at exercise prices equal to the fair market value of our common stock on the date of grant.

The following table sets forth information regarding compensation earned by our non-employee directors during the year ended December 31, 2019. There were no outstanding equity awards held by our non-employee directors as of December 31, 2019 other than as described in footnotes 1 and 2 to the following table.

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Option awards ($)(2)	Total ($)
Timothy Shannon, M.D.	75,000	—	175,236	250,236
Edward Kennedy, Jr.	39,000	—	175,236	214,236
Jakob Loven, Ph.D.(3)	—	—	175,236	175,236
Bradley Margus	50,000	—	175,236	225,236
Briggs Morrison, M.D.	43,000	—	175,236	218,236
Leslie Norwalk	18,653	—	388,963	407,616
Kush Parmar, M.D., Ph.D.(4)	35,771	—	175,236	211,007
Liam Ratcliffe, M.D., Ph.D.	40,000	—	175,236	215,236
Laurie Smaldone-Alsup, M.D.	4,556	—	539,815	544,371

(1)	The following non-employee directors held the following number of unvested stock awards as of December 31, 2019: Mr. Kennedy, 6,693; and Dr. Morrison 8,135.
(2)

Reflects the aggregate grant date fair value of option awards granted during the year in question calculated in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation—Stock Compensation. See Note 11 to our audited consolidated financial statements appearing in our 2019 Annual Report for assumptions underlying the valuation of equity awards. The following non-employee directors held the following number of option awards as of December 31, 2019: Dr. Shannon, 12,923; Mr. Kennedy, 45,793; Dr. Loven, 12,923; Mr. Margus, 41,073; Dr. Morrison, 52,753; Ms. Norwalk, 25,846; Dr. Ratcliffe, 12,923; Dr. Smaldone-Alsup, 25,846.

(3)	Dr. Loven declined to receive the annual cash retainer payable for his service as a non-employee director and member of the Audit Committee.
(4)	Dr. Parmar resigned from our board of directors effective November 2, 2019. As of November 2, 2019, Dr. Parmar held 12,923 option awards.

TRANSACTIONS WITH RELATED PERSONS

The following is a description of transactions since January 1, 2018 to which we have been a party, and in which any of our directors, executive officers, and holders of more than 5% of our voting securities and affiliates of our directors, executive officers, and holders of more than 5% of our voting securities, had or will have a direct or indirect material interest. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Participation in Follow-on Public Offering

In our follow-on public offering in November 2019, AI Biotechnology, LLC, a company of which our director Liam Ratcliffe, M.D. is the holder of units that are treated as profits interest units, purchased 680,000 shares of our common stock. The purchase was made through the underwriters at the follow-on offering price of $22.00 per share for an aggregate purchase price of $14,906,000.

Participation in Initial Public Offering

In our initial public offering, funds affiliated with New Leaf Ventures III, L.P, Nextech V Oncology S.C.S., SICAV-SIF, OrbiMed Private Investments VI, LP, and RA Capital Management, LLC and Professor Craig Crews, each of whom was one of our 5% stockholders at the time of our initial public offering, purchased 1,000,000, 312,500, 1,000,000, 1,000,000, and 6,250 shares of our common stock, respectively. Such purchases were made through the underwriters at the initial public offering price of $16.00 per share for an aggregate purchase price of $53.1 million. Our directors John Houston, Ph.D., Edward Kennedy, Jr., Bradley Margus and Timothy Shannon, M.D., and our executive officer, Sean Cassidy, purchased 30,000, 21,000, 40,000, 4,000 and 1,600 shares of our common stock, respectively, in our initial public offering through a directed share program. Such purchases were made through the underwriters at the initial public offering price of $16.00 per share for an aggregate purchase price of $1,545,600.

Series C Preferred Unit Financing

In March 2018, we issued and sold an aggregate of 16,467,066 series C preferred units at a price per unit of $3.34, for an aggregate purchase price of $55.0 million. The following table sets forth the number of our series C preferred units purchased by our directors, executive officers, and holders of 5% or more of our voting securities and their affiliates and the aggregate purchase price for such units.

Name	Number of Series C Preferred Units Purchased	Aggregate Purchase Price
Entities affiliated with 5AM Partners III, LLC(1)	2,209,833	$7,380,842.22
Bradley A. Margus Revocable Trust(2)	18,942	63,266.28
Canaan IX L.P.	2,209,833	7,380,842.22
Sean Cassidy(3)	2,368	7,909.12
Craig Crews, Ph.D.	23,677	79,081.18
John Houston, Ph.D.(4)	40,573	135,513.82
New Leaf Ventures III, L.P	568,252	1,897,961.68
OrbiMed Private Investments VI, LP	710,315	2,372,452.10
Entities affiliated with RA Capital Management, LLC(5)	947,085	3,163,263.90
Total	6,743,663	$22,523,834.42

(1)	Consists of (i) 2,154,311 series C preferred units purchased by 5AM Ventures III, L.P. and (ii) 55,522 series C preferred units purchased by 5AM Co-Investors III, L.P.
(2)	Mr. Bradley Margus, a member of our board of directors, is a co-trustee of the Bradley A. Margus Revocable Trust.
(3)	Mr. Sean Cassidy is our Chief Financial Officer.
(4)	Dr. John Houston is our President and Chief Executive Officer.
(5)	Consists of (i) 770,927 series C preferred units purchased by RA Capital Healthcare Fund, L.P. and (ii) 176,158 series C preferred units purchased by Blackwell Partners LLC—Series A.

Director Affiliations

Some of our directors are affiliated with entities which beneficially own or owned 5% or more of our common stock, as indicated in the table below:

Directors	Principal Stockholder
Timothy Shannon, M.D.	Canaan IX L.P.
Jakob Loven, Ph.D.	Nextech V Oncology S.C.S., SICAV-SIF

Relationship with Yale University

We entered into a license agreement in 2013 and a sponsored research agreement in 2016 with Yale University. The Yale license agreement relates to certain intellectual property developed in the course of research conducted under Yale auspices by Professor Crews, our former officer and director, our current Chief Scientific Advisor, and a holder of more than 5% of our outstanding voting securities. Professor Crews is the Lewis B. Cullman Professor of Molecular, Cellular, and Developmental Biology and the head of the Crews Lab at Yale. Pursuant to the license agreement we paid to Yale an upfront payment of $149,511. We are responsible for paying Yale an annual license maintenance fee in varying amounts until the first sale to a third party of any licensed product, which is creditable against our royalty obligations for the given year. We are also required to pay Yale certain development and regulatory milestone payments. During the years ended December 31, 2018 and December 31, 2019, we paid $75,000 and $150,000 in license maintenance fees and milestone payments to Yale, respectively. While the agreement remains in effect, we are required to pay Yale low-single digit royalties on aggregate worldwide net sales of certain licensed products, which may be subject to reductions. Yale is guaranteed a minimum royalty payment amount for each year after the first sale of a licensed product that results in net sales. The agreement requires that, if we sublicense the protein degradation technologies to a third party, we must also pay Yale a mid-single digit to mid-double digit percentage of certain consideration we receive from sublicensees for the first licensed product, depending on the timing of such sublicense. We have previously paid to Yale $750,000 for sublicense consideration, representing the maximum amount required to be paid for sublicense consideration for a licensed product and satisfying this obligation. As the inventor of the patents that we license from Yale, Professor Crews is entitled to receive a share of any royalties that we pay to Yale under the agreement with respect to the covered intellectual property, under Yale’s policies. Under the sponsored research agreement, as amended, we agreed to pay Yale an aggregate of $3.7 million over five years, ending in the first quarter of 2021, and during the years ended December 31, 2018 and December 31, 2019, we paid Yale $851,161 and $1,000,000, respectively. The research is performed by and under the supervision and direction of Professor Crews for so long as he is employed by Yale.

Consulting Agreement with Professor Crews

In July 2013, we entered into a consulting agreement with Professor Crews, a professor at Yale, our current Chief Scientific Advisor, and a holder of more than 5% of our outstanding voting securities, and amended and restated this consulting agreement in October 2015. In accordance with his consulting agreement, we granted Professor Crews an incentive award for 101,666 incentive units upon execution of the consulting agreement. In November 2015, we granted Professor Crews an incentive award for an additional 603,260 incentive units upon execution of the amended and restated consulting agreement. The consulting agreement provides that Professor Crews will assign certain intellectual property that he develops while engaged as our consultant, and he has agreed to cooperate in perfecting rights to certain company intellectual property.

Prior to our IPO, we paid Professor Crews $12,500 per month for his services pursuant to the amended and restated consulting agreement. In August 2018, we entered into an amendment to the amended and restated consulting agreement with Professor Crews, which became effective upon the closing of our IPO and continues in effect for three years from such date. Pursuant to the amendment, beginning on the date of the closing of our IPO, we pay Professor Crews $20,833 per month for his services. During the years ended December 31, 2018 and December 31, 2019, we paid Dr. Crews an $176,110 and $250,000 pursuant to this consulting agreement, respectively.

Silverstein Grant Agreement

In March 2018, we entered into a sponsored research agreement, or the TSF Agreement, with The Silverstein Foundation for Parkinson’s with GBA, or the Silverstein Foundation. Pursuant to the TSF Agreement, we were obligated to undertake certain research involving the use of our PROTAC protein degrader platform and its potential ability to degrade a-synuclein, a protein implicated in individuals with Parkinson’s disease. The Silverstein Foundation paid us $800,000 during the term of the agreement in connection with the TSF Agreement and the TSF Agreement expired in accordance with its terms in September 2019. Jon Silverstein, the founder and a trustee of the Silverstein Foundation, is a general partner of OrbiMed, a beneficial owner of OrbiMed Private Investments VI, LP, a holder of 5% or more of our voting securities as of the time the TSF Agreement was executed.

Registration Rights Agreement

In connection with the Conversion, we entered into a registration rights agreement with current holders of our preferred stock, including some of our directors, executive officers, and holders of 5% or more of our voting securities and their affiliates and entities affiliated with our officers and directors. The parties to the registration rights agreement are entitled to certain rights with respect to registration of shares of our common stock under the Securities Act. These shares are referred to as registrable securities. The holders of these registrable securities possess the registration rights contained in the registration rights agreement, which include demand registration rights, Form S-3 registration rights, piggyback registration rights, and rights to payment of all registration expenses, all as more fully described in the “Description of Capital Stock—Registration Rights” section of our registration statement on Form S-1 (File No. 333-227112).

Put Agreement

In March 2018, we, Connecticut Innovations Incorporated, or CII, the strategic venture capital arm and a component unit of the State of Connecticut, and certain of our equityholders, entered into a second amended and restated put agreement, or the Put Agreement, which was originally entered into in July 2013 and subsequently amended. The Put Agreement grants CII the right to sell, or the Put Option, to us all or any part of any warrant rights, shares, or notes held by CII at the greater of the current market price of such securities or a price that provides CII with a required annualized rate of return of 25% on its total investment. CII may exercise the Put Option for all or any portion of its shares, warrant rights, or notes immediately upon our breach of the covenant to maintain a Connecticut presence, as defined in the Put Agreement.

Employment Agreements

See the “Executive and Director Compensation—Agreements with our Executive Officers” section of this proxy statement for further discussion of these arrangements.

Other Employment Arrangements

During 2018, we employed Ms. Linda Crew, the spouse of Andy Crew, Ph.D., our former Chief Technology Officer. We employed Ms. Crew as Research Scientist, Biology. During 2018 we paid her approximately $147,026, consisting of salary, bonus paid in 2019 for the 2018 performance year, the grant date fair value of incentive units granted under the Incentive Share Plan upon hire, and the grant date fair value of 5,110 stock options granted under 2018 Plan upon our IPO.

Indemnification Agreements

Our restated certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we entered into indemnification agreements with all of our directors and executive officers. See the “Executive and Director Compensation—Limitation of Liability and Indemnification” section of this proxy statement for additional information regarding these agreements.

Corporate Conversion

Immediately prior to our IPO, we converted from a Delaware limited liability company to a Delaware corporation, which we refer to as the Conversion.

Policies and Procedures for Related Person Transactions

We have adopted a written related person transaction policy to set forth policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person.

Our related person transaction policy contains exceptions for any transaction or interest that is not considered a related person transaction under SEC rules as in effect from time to time. In addition, the policy provides that an interest arising solely from a related person’s position as an executive officer of another entity that is a participant in a transaction with us will not be subject to the policy if each of the following conditions is met:

•	the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity;
•

the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction with us and do not receive any special benefits as a result of the transaction; and

•	the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenue of the company receiving payment under the transaction.

The policy provides that any related person transaction proposed to be entered into by us must be reported to our Chief Financial Officer and will be reviewed and approved by our audit committee in accordance with the terms of the policy, prior to effectiveness or consummation of the transaction whenever practicable. The policy provides that if our Chief Financial Officer determines that advance approval of a related person transaction is not practicable under the circumstances, our audit committee will review and, in its discretion, may ratify the related person transaction at the next meeting of the audit committee following such transaction or following the date that such transaction comes to the attention of the Chief Financial Officer. The policy also provides that alternatively, our Chief Financial Officer may present a related person transaction arising in the time period between meetings of the audit committee to the chair of the audit committee, who will review and may approve the related person transaction, subject to ratification by the audit committee at the next meeting of the audit committee.

In addition, the policy provides that any related person transaction previously approved by the audit committee or otherwise already existing that is ongoing in nature will be reviewed by the audit committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the audit committee, if any, and that all required disclosures regarding the related person transaction are made.

The policy provides that transactions involving compensation of executive officers will be reviewed and approved by our compensation committee in the manner to be specified in the charter of the compensation committee.

A related person transaction reviewed under this policy will be considered approved or ratified if it is authorized by the audit committee in accordance with the standards set forth in the policy after full disclosure of the related person’s interests in the transaction. As appropriate for the circumstances, the policy provides that the audit committee will review and consider:

•	the related person’s interest in the related person transaction;
•	the approximate dollar value of the amount involved in the related person transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of business of our company;
•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than the terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the transaction; and
•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The policy provides that the audit committee will review all relevant information available to it about the related person transaction. The policy provides that the audit committee may approve or ratify the related person transaction only if the audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The policy provides that the audit committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our common stock, as of March 31, 2020 by:

•	each person known by us to beneficially own more than 5% of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our executive officers and directors as a group.

The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 39,156,997 shares of our common stock outstanding as of March 31, 2020.

The number of shares beneficially owned by each stockholder is determined under rules issued by the Securities and Exchange Commission and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Unless otherwise indicated, in computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants, or other rights held by such person that are currently exercisable or will become exercisable within 60 days after March 31, 2020 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is 5 Science Park, 395 Winchester Ave., New Haven, CT 06511. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Canaan IX L.P.(1)	4,489,554	11.47%
Entities affiliated with RA Capital Management, L.P.(2)	3,672,872	9.38%
Craig Crews, Ph.D.(3)	2,141,787	5.46%
Named Executive Officers and Directors
John Houston, Ph.D.(4)	1,200,189	3.04%
Sean Cassidy(5)	279,302	*
Ronald Peck, M.D.	0	*
Timothy Shannon, M.D.(6)	74,546	*
Edward Kennedy, Jr.(7)	69,221	*
Jakob Loven, Ph.D.(8)	1,707,274	4.36%
Bradley Margus(9)	142,527	*
Briggs Morrison, M.D.(10)	70,736	*
Leslie V. Norwalk (11)	7,179	*
Liam Ratcliffe, M.D.(12)	692,923	1.77%
Laurie Smaldone Alsup, M.D. (13)	4,307	*
All Executive Officers and Directors as a Group (12 persons)(14)	4,386,298	10.99%

*	Less than 1%.

(1)

These figures and the accompanying notes are based on information set forth in Schedule 13G filed with the SEC on February 6, 2020. Consists of 4,489,554 shares of common stock held by Canaan IX L.P. Canaan Partners IX LLC is the general partner of Canaan IX L.P. and may be deemed to beneficially own 4,489,554 shares of common stock. Timothy M. Shannon, M.D. is a non-managing member of Canaan Partners IX LLC, the general partner of Canaan IX L.P., and a member of our board of directors. The address of Canaan IX L.P. is 285 Riverside Avenue, Suite 250, Westport, Connecticut 06880.

(2)

These figures and the accompanying notes are based on information set forth in Schedule 13G filed with the SEC on February 14, 2020. Consists of (i) 3,110,907 shares of common stock held by RA Capital Healthcare Fund, L.P. and (ii) 561,965 shares of common stock held by a separately managed account. RA Capital Healthcare Fund G.P., LLC is the general partner of RA Capital Healthcare Fund, L.P. RA Capital Management, L.P. is the investment adviser for RA Capital Healthcare Fund, L.P. and the separately managed account. The general partner of RA Capital Management, L.P. is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the controlling persons. RA Capital Management, L.P., Peter Kolchinsky, and Rajeev Shah report that they hold shared voting and dispositive power over the securities listed above. RA Capital Management, L.P., Peter Kolchinsky, and Rajeev Shah disclaim beneficial ownership of the securities listed above other than for the purpose of determining their obligations under Section 13(d) of the Securities Exchange Act of 1934. The address of the individual and entities listed above is 200 Berkeley Street, 18th Floor, Boston, MA 02116.

(3)

These figures and the accompanying notes are based on information set forth in Schedule 13G filed with the SEC on February 14, 2020. Consists of (i) 1,057,658 shares of common stock held by Professor Crews directly, (ii) 97,978 shares of common stock underlying options held by Professor Crews directly as of December 31, 2019 or that will become exercisable within 60 days after such date, (iii) 497,690 shares of common stock held by The Craig M. Crews Family 2013 Trust, and (iv) 488,461 shares of common stock held by The Crews Family 2018 Trust. Professor Crews disclaims beneficial ownership of the securities listed in (iii) and (iv) above except to the extent of any pecuniary interest therein.

(4)

Consists of (i) 585,542 shares of common stock, (ii) 230,658 restricted shares of common stock and (iii) 383,989 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2020.

(5)

Consists of (i) 128,831 shares of common stock, (ii) 31,591 restricted shares of common stock and (iii) 118,880 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2020.

(6)

Consists of (i) 61,623 shares of common stock held by Dr. Shannon in his individual capacity and (ii) 12,923 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2020. Dr. Shannon is a non-managing member of Canaan Partners IX LLC, the general partner of Canaan IX L.P., and does not have voting or investment power control over the shares held by Canaan IX L.P. referenced in note (1) above. Dr. Shannon’s business address is 285 Riverside Ave., Suite 250, Westport, CT 06880.

(7)

Consists of (i) 28,808 shares of common stock, (ii) 5,577 restricted shares of common stock and (iii) 34,836 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2020.

(8)

Consists of (i) 12,923 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2020 and (ii) 1,694,351 shares of common stock held by Nextech V Oncology S.C.S., SICAV-SIF (“Nextech”). Dr. Loven is a Partner at Nextech and may be deemed the indirect beneficial owner of the shares held by Nextech. Dr. Loven disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. The figure and the accompanying notes relating to Nextech’s holdings are based on information set forth in Schedule 13G filed by Nextech with the SEC on February 13, 2020.

(9)

Consists of (i) 42,768 shares of common stock held by the Bradley A. Margus Revocable Trust, (ii) 59,463 shares of common stock held by Mr. Margus directly and (iv) 40,296 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2020 held by Mr. Margus directly. Mr. Margus is a co-trustee of the Bradley A. Margus Revocable Trust.

(10)

Consists of (i) 23,352 shares of common stock, (ii) 6,168 restricted shares of common stock and (iii) 41,216 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2020.

(11)	Consists of 7,179 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2020.
(12)

Consists of (i) 12,923 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2020 and (ii) 680,000 shares held directly by AI Biotechnology LLC (“AIB”), a limited liability company of which the Dr. Ratcliffe is the holder of units that are treated as profits interest units. The units owned by Dr. Ratcliffe do not convey voting or investment control over the shares held by AIB. Dr. Ratcliffe disclaims beneficial ownership of all shares held by AIB except to the extent of his pecuniary interest therein.

(13)	Consists of 4,307 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2020.
(14)

Consists of (i) 3,352,012 shares of common stock, (ii) 297,118 restricted shares of common stock and (iii) 737,168 shares of common stock issuable upon exercise of options exercisable within 60 days after March 31, 2020.

REPORT OF THE AUDIT COMMITTEE

Our audit committee has reviewed our audited financial statements for the year ended December 31, 2019 and discussed them with our management and our independent registered public accounting firm, Deloitte and Touche LLP.

Our audit committee has also received from, and discussed with, Deloitte and Touche LLP various communications that Deloitte and Touche LLP is required to provide to our audit committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

In addition, Deloitte and Touche LLP provided our audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the audit committee has discussed with the company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, our audit committee recommended to our board of directors that our financial statements audited by Deloitte and Touche LLP be included in our Annual Report on Form 10-K for the year ended December 31, 2019.

By the audit committee of the board of directors of Arvinas, Inc.

Bradley Margus, Chairman

Jakob Loven, Ph.D.

Leslie V. Norwalk

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, annual reports, and notices of Internet availability of proxy materials. This means that only one copy of our documents, including the Notice, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any such document to you upon written or oral request to Arvinas, Inc., 5 Science Park, 395 Winchester Ave., New Haven, CT 06511, Attention: Investor Relations, telephone: 203-535-1456. If you want to receive separate copies of our proxy statements, annual reports, or notices of Internet availability of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2021 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 22, 2020. However, if the date of the 2021 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2021 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Arvinas, Inc., 5 Science Park, 395 Winchester Ave., New Haven, CT 06511, Attention: Investor Relations.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our amended and restated by-laws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2021 annual meeting of stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 3, 2021 and no later than March 5, 2021.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors

/s/ John G. Houston, Ph.D.
John G. Houston, Ph.D.
President and Chief Executive Officer

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0000461410_1 R1.0.1.18 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Leslie V. Norwalk, Esq. 02 Liam Ratcliffe, MD PhD 03 Timothy Shannon, MD ARVINAS, INC. 5 SCIENCE PARK 395 WINCHESTER AVE. NEW HAVEN, CT 06511 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/02/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/02/2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2 Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. NOTE: The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting. *We intend to hold our annual meeting in person; however, we are actively monitoring the COVID-19 pandemic and are sensitive to the public health and travel concerns our shareholders, employees and directors may have and the restrictions or protocols that federal, state, and local governments may impose on in-person meetings. In the event it is not possible or advisable to hold our annual meeting in person, we will issue a press release (which we will also file with the SEC) announcing alternative arrangements for the meeting, which may include holding the meeting solely by means of remote communication, as promptly as practicable. Please also monitor our annual meeting website at ir.arvinas.com/annual-meeting for updated information. If you are planning to attend our meeting, please check the website in the days leading up to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting whether or not you intend to attend in person. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For address change/comments, mark here. (see reverse for instructions)

0000461410_2 R1.0.1.18 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com ARVINAS, INC. Annual Meeting of Stockholders June 3, 2020 8:30 AM ET This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) John Houston, Ph.D. and Sean Cassidy or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of ARVINAS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, ET on June 3, 2020, at The Blake Hotel, 9 High Street, New Haven, CT 06510. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side